    As filed with the Securities and Exchange Commission on August 27, 1999



                                                      Registration No. 333-65953
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------


                       PRE-EFFECTIVE AMENDMENT NO. 2 ON
                              FORM S-3 TO FORM S-1
                               ON FORM S-3 UNDER
                           THE SECURITIES ACT OF 1933



                              --------------------

                 ANCHOR NATIONAL LIFE INSURANCE COMPANY
           (Exact name of registrant as specified in its charter)

California                            6311                      86-0198983
(State or other                 (Primary Standard            (I.R.S. Employer
jurisdiction of              Industrial Classification      Identification No.)
incorporation or Number)           organization)

                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
               (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)


                            Susan L. Harris, Esquire
                     Anchor National Life Insurance Company
                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
(Name, address, including zip code, and telephone number, including area code of agent for service)



       TITLE OF                                     PROPOSED       PROPOSED
     EACH CLASS OF                                   MAXIMUM        MAXIMUM
      SECURITIES                     AMOUNT         OFFERING       AGGREGATE       AMOUNT OF
         TO BE                        TO BE           PRICE        OFFERING       REGISTRATION
      REGISTERED                   REGISTERED       PER UNIT         PRICE            FEE
Flexible Payment Group and             *                *         $20,360,000        $5,660
 Individual Deferred Annuity
 Contracts


                             ----------------------


     Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

================================================================================

                            POLARIS II A-CLASS LOGO


THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE POLARIS(II) A-CLASS VARIABLE ANNUITY. THE ANNUITY IS MORE FULLY DESCRIBED IN THE PROSPECTUS. PLEASE READ THE PROSPECTUS CAREFULLY.



                               September 15, 1999


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                  1. THE POLARIS(II) A-CLASS VARIABLE ANNUITY

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The Polaris(II) A-Class Variable Annuity is a contract between you and Anchor
National Life Insurance Company. It is designed to help you invest on a tax-deferred basis and meet long-term financial goals, such as retirement funding. Tax deferral means all your money, including the amount you would otherwise pay in current income taxes, remains in your contract to generate more earnings. Your money could grow faster than it would in a comparable taxable investment.



Polaris(II) A-Class offers a diverse selection of money managers and investment options. You may divide your money among any or all 29 variable portfolios and 7 fixed account options. Your investment is not guaranteed. The value of your Polaris(II) A-Class contract can fluctuate up and down, based on the performance of the underlying investments you select, and you may experience a loss.


The variable portfolios offer professionally managed investment choices with goals ranging from capital preservation to aggressive growth. Your choices for the various investment options are found on the next page.

The contract also offers 7 fixed account options, for different time periods. Each may have a different interest rate. Interest rates are guaranteed by Anchor National.

Like most annuities, the contract has an accumulation phase and an income phase. During the accumulation phase, you invest money in your contract. Your earnings are based on the investment performance of the variable portfolios to which your money is allocated and/or the interest rate(s) earned on the fixed account option(s) in which you invest. You may withdraw money from your contract during the accumulation phase. However, as with other tax-deferred investments, you will pay taxes on earnings and untaxed contributions when you withdraw them. An IRS penalty tax may apply if you make withdrawals before age 59 1/2.

During the income phase, you may receive income payments from your annuity. Your income payments may be fixed in dollar amount, vary with investment performance or a combination of both, depending on where your money is allocated. Among other factors, the amount of money you are able to accumulate in your contract during the accumulation phase will affect the amount of your income payments during the income phase.
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                               2. INCOME OPTIONS
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You can select from one of five income options:

   (1) payments for your lifetime;
   (2) payments for your lifetime and your survivor's lifetime;
   (3) payments for your lifetime and your survivor's lifetime, but for not less than 10 or 20 years;
   (4) payments for your lifetime, but for not less than 10 or 20 years; and
   (5) payments for a specified period of 5 to 30 years.

You will also need to decide when your income payments begin and if you want your income payments to fluctuate with investment performance or remain constant. Once you begin receiving income payments, you cannot change your income option.

If your contract is part of a non-qualified retirement plan (one that is established with after-tax dollars), payments during the income phase are considered partly a return of your original investment. The "original investment" part of each payment is not taxable as income. For contracts which are part of a qualified retirement plan using before-tax dollars, the entire income payment is taxable as income.


In addition to the above income options, you may also elect to take income payments under the income protector program, subject to the provisions thereof.


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                      3. PURCHASING A POLARIS(II) A-CLASS

                           VARIABLE ANNUITY CONTRACT
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You can buy a contract through your financial representative, who can also help you complete the proper forms. For non-qualified contracts, the minimum initial gross purchase payment is $5,000 and subsequent amounts of $500 or more may be added to your contract at any time during the accumulation phase. For qualified contracts, the minimum initial gross purchase payment is $2,000 and subsequent amounts of $250 or more may be added to your contract at any time during the accumulation phase. Additionally, the optional automatic payment plan allows you to make subsequent gross purchase payments of as little as $20.00.

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                             4. INVESTMENT OPTIONS
                ----------------------------------------------------------------
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You may allocate money to the following variable portfolios of the Anchor Series
Trust, the Seasons Series Trust and/or the SunAmerica Series Trust:


ANCHOR SERIES TRUST
  MANAGED BY WELLINGTON MANAGEMENT COMPANY, LLP
      - Capital Appreciation Portfolio
      - Growth Portfolio
      - Government and Quality Bond Portfolio


SEASONS SERIES TRUST


  MANAGED BY LORD ABBETT & COMPANY, BANKERS TRUST COMPANY AND SUNAMERICA ASSET MANAGEMENT CORP.


      - Small Cap Portfolio


  MANAGED BY LORD ABBETT & COMPANY, BANKERS TRUST COMPANY AND GOLDMAN SACHS MANAGEMENT INTERNATIONAL


      - International Equity Portfolio


  MANAGED BY LORD ABBETT & COMPANY, BANKERS TRUST COMPANY AND GOLDMAN SACHS ASSET MANAGEMENT


      - Mid Cap Value Portfolio


SUNAMERICA SERIES TRUST
  MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
      - Global Equities Portfolio
      - Alliance Growth Portfolio
      - Growth-Income Portfolio
  MANAGED BY DAVIS SELECTED ADVISERS, L.P.
      - Venture Value Portfolio
      - Real Estate Portfolio
  MANAGED BY FEDERATED INVESTORS
      - Federated Value Portfolio
      - Utility Portfolio
      - Corporate Bond Portfolio
  MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT/   GOLDMAN SACHS ASSET MANAGEMENT
INTERNATIONAL
      - Asset Allocation Portfolio
      - Global Bond Portfolio
  MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
      - MFS Mid-Cap Growth Portfolio
      - MFS Growth and Income Portfolio
      - MFS Total Return Portfolio

  MANAGED BY MORGAN STANLEY ASSET MANAGEMENT

      - International Diversified Equities Portfolio
      - Worldwide High Income Portfolio
  MANAGED BY PUTNAM INVESTMENT MANAGEMENT, INC.
      - Putnam Growth Portfolio
      - International Growth and Income Portfolio
      - Emerging Markets Portfolio
  MANAGED BY SUNAMERICA ASSET MANAGEMENT CORP.
      - Aggressive Growth Portfolio
      - "Dogs" of Wall Street Portfolio
      - SunAmerica Balanced Portfolio
      - High-Yield Bond Portfolio
      - Cash Management Portfolio


You may also allocate money to the 1-year fixed account option or the 3, 5, 7 and 10-year market value adjustment ("MVA") fixed account options and, under certain circumstances, the 6-month and 1-year Dollar Cost Averaging ("DCA") fixed account options.


The interest rates applicable for these fixed account options may differ from time to time, however, we will never credit less than a 3% compounded effective yield. Once established, the rate will not change during the selected period. Your contract value will be adjusted up or down for withdrawals or transfers from the 3, 5, 7 and 10-year fixed account options prior to the end of the guarantee period.

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                                  5. EXPENSES
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We deduct insurance charges, to cover our mortality, expense and distribution risks, which equal 0.85% annually of the average daily value of your contract allocated to the variable portfolios.



We apply an up-front sales charge against each gross purchase payment you make. The sales charge equals a percentage of each gross purchase payment. The sales charge ranges from 0.50% to 5.75%, depending upon your investment amount. Your investment amount is the sum of the following:



     (1) your current gross purchase payment amount;



     (2) your current contract value for this contract;



     (3) your current contract value on all qualifying related contracts you have with us; and



     (4) the amount, if any, you agree to contribute during a specified 13-month period.



For investment amounts of $1,000,000 or more, we deduct, from your contract value, a withdrawal charge of 0.50% for amounts withdrawn from any purchase payment invested less than 12 months prior to such withdrawal.



If you purchased your contract through a financial representative charging an asset-based fee, we do not assess sales charges against gross purchase payments made to your contract.



As with other professionally managed investments, there are investment charges imposed on contracts with money allocated to the variable portfolios. We estimate these fees to range from .60% to 1.90%.


Each year, you are allowed to make 15 transfers without charge. After your first 15 transfers, a $25 transfer fee ($10 in Pennsylvania and Texas) applies to each subsequent transfer.

In a limited number of states, you may also be assessed a state premium tax of up to 3.5% depending upon the state.

The following chart is designed to help you understand the charges in your contract. The column "Total Annual Charges" shows the total of the 0.85% insurance charges and the investment charges for each variable portfolio.

The next two columns show two examples of the charges you would pay under the contract. The examples assume that you invested $1,000 in a contract which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. We assume an up-front sales charge of 5.75% and a premium tax of 0% in both examples.

------------------------------------------------------------------------------------------------------------------------------
                                                                                                          EXAMPLES:
                                         TOTAL ANNUAL         TOTAL ANNUAL                     TOTAL EXPENSES   TOTAL EXPENSES
                                          INSURANCE            INVESTMENT       TOTAL ANNUAL     AT END OF        AT END OF
    ANCHOR SERIES TRUST PORTFOLIO          CHARGES              CHARGES           CHARGES         1 YEAR*         10 YEARS*
------------------------------------------------------------------------------------------------------------------------------
Capital Appreciation                         0.85%                0.68%             1.53%           $ 73             $230
Growth                                       0.85%                0.75%             1.60%           $ 73             $237
Government and Quality Bond                  0.85%                0.67%             1.52%           $ 73             $229
------------------------------------------------------------------------------------------------------------------------------
SEASONS SERIES TRUST PORTFOLIO
Small Cap                                    0.85%                1.15%             2.00%           $ 77             $273
International Equity                         0.85%                1.30%             2.15%           $ 79             $287
Mid Cap Value                                0.85%                1.15%             2.00%           $ 77             $273
------------------------------------------------------------------------------------------------------------------------------
SUNAMERICA SERIES TRUST PORTFOLIO
Emerging Markets**                           0.85%                1.90%             2.75%           $ 85             $342
International Diversified Equities           0.85%                1.26%             2.11%           $ 78             $283
Global Equities                              0.85%                0.86%             1.71%           $ 74             $244
International Growth and Income**            0.85%                1.46%             2.31%           $ 80             $304
Aggressive Growth**                          0.85%                0.82%             1.67%           $ 74             $240
MFS Mid-Cap Growth                           0.85%                1.15%             2.00%           $ 77             $273
Real Estate**                                0.85%                1.01%             1.86%           $ 76             $259
Putnam Growth                                0.85%                0.86%             1.71%           $ 74             $244
MFS Growth and Income                        0.85%                0.75%             1.60%           $ 73             $233
Alliance Growth                              0.85%                0.63%             1.48%           $ 72             $221
"Dogs" of Wall Street**                      0.85%                0.85%             1.70%           $ 74             $243
Venture Value                                0.85%                0.77%             1.62%           $ 74             $235
Federated Value**                            0.85%                0.86%             1.71%           $ 74             $244
Growth-Income                                0.85%                0.60%             1.45%           $ 72             $218
Utility**                                    0.85%                0.93%             1.78%           $ 75             $248
Asset Allocation                             0.85%                0.66%             1.51%           $ 72             $224
MFS Total Return                             0.85%                0.81%             1.66%           $ 74             $239
SunAmerica Balanced**                        0.85%                0.74%             1.59%           $ 73             $232
Worldwide High Income                        0.85%                1.11%             1.96%           $ 77             $269
High-Yield Bond                              0.85%                0.72%             1.57%           $ 73             $230
Corporate Bond                               0.85%                0.80%             1.65%           $ 74             $238
Global Bond                                  0.85%                0.97%             1.82%           $ 75             $255
Cash Management                              0.85%                0.62%             1.47%           $ 72             $220
------------------------------------------------------------------------------------------------------------------------------



  * Includes sales charge applicable to a $1,000 purchase payment, or 5.75%.



 ** For these portfolios, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse expenses, if necessary, to keep operating expenses at or below an established maximum amount. All waivers or reimbursements may be terminated at any time. For more detailed information, see Fee Tables and Examples in the prospectus.





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                                    6. TAXES
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Unlike taxable investments where earnings are taxed in the year they are earned, taxes on amounts earned in a non-qualified contract are deferred until they are withdrawn. In a qualified contract, all amounts are taxable when they are withdrawn.

When you begin taking distributions or withdrawals from your contract, earnings are considered to be taken out first and will be taxed at your ordinary income rate. You may be subject to a 10% IRS penalty tax for distributions or withdrawals before age 59 1/2.
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                            7. ACCESS TO YOUR MONEY
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Withdrawals may be made from your contract in the amount of $1,000 or more. You may request a withdrawal in writing or by establishing systematic withdrawals. Under systematic withdrawals, the minimum withdrawal amount is $100.

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                                 8. PERFORMANCE
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The value of your contract will fluctuate depending upon the investment performance of the variable portfolio(s) you choose.


When you invest in the Polaris(II) A-Class Variable Annuity, your money is actually invested in the underlying portfolios of the Anchor Series Trust, the Seasons Series Trust and/or the SunAmerica Series Trust. These trusts are older than the annuity itself and have served as underlying investments for other variable annuity contracts. Some of the advertised historical performance for this annuity will be derived from the performance of the corresponding portfolios of the trusts modified to reflect the charges and expenses associated with this contract, as if this contract had been in existence during the time period advertised. Of course, past performance does not guarantee future results.


As of the date of this prospectus, the sale of this contract has not yet begun. Therefore, no performance information is presented here.

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                                9. DEATH BENEFIT
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If you should die during the accumulation phase, your beneficiary will receive a death benefit. You must select from the two death benefit options described below at the time you purchase your contract. Once selected, your death benefit may not be changed. You should discuss with your financial representative the options available to you and which option is best for you.


     OPTION 1 - PURCHASE PAYMENT ACCUMULATION OPTION:

The death benefit is the greater of:

(1) the value of your contract at the time we receive satisfactory proof of death; or


(2) total gross purchase payments less withdrawals (and any fees or charges applicable to such withdrawals); or



(3) total purchase payments less withdrawals (and any fees or charges applicable to such withdrawals), compounded at a 4% annual growth rate until the date of death (3% growth rate if 70 or older at the time of contract issue) plus any purchase payments less withdrawals recorded after the date of death (and any fees or charges applicable to such withdrawals); or



(4) the value of your contract on the seventh contract anniversary, plus any purchase payments since the seventh anniversary and less any withdrawals (and any fees or charges applicable to such withdrawals), all compounded at a 4% annual growth rate until the date of death (3% if 70 or older at the time of contract issue) plus any purchase payments less withdrawals recorded after the date of death (and any fees or charges applicable to such withdrawals).


     OPTION 2 - MAXIMUM ANNIVERSARY OPTION:

The death benefit is the greater of:

(1) the value of your contract at the time we receive satisfactory proof of death; or


(2) total gross purchase payments less withdrawals (and any fees or charges applicable to such withdrawals); or



(3) the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the value of your contract on a contract anniversary plus any purchase payments and less any withdrawals (and any fees or charges applicable to such withdrawals) since that contract anniversary.


If you are age 90 or older at the time of death and selected the option 2 death benefit, the death benefit will be equal to the value of your contract at the time we receive satisfactory proof of death.
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                             10. OTHER INFORMATION
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FREE LOOK: You may cancel your contract within ten days (or longer if required by your state) by mailing it to our Annuity Service Center. Your contract will be treated as void on the date we receive it and we will pay you an amount equal to the sum of the value of your contract (unless otherwise required by state law) and the sales charge. Its value may be more or less than the money you initially invested.


ASSET ALLOCATION REBALANCING PROGRAM: If elected by you, this program seeks to keep your investment in line with your goals. We will maintain your specified allocation mix in the variable portfolios and the 1-year fixed account option by readjusting your money on a calendar quarter, semiannual or annual basis.



SYSTEMATIC WITHDRAWAL PROGRAM: If elected by you, this program allows you to receive either monthly, quarterly, semiannual or annual checks during the accumulation phase. Systematic withdrawals may also be electronically transferred to your bank account. Of course, withdrawals may be taxable and a 10% IRS penalty tax may apply if you are under age 59 1/2.



PRINCIPAL ADVANTAGE PROGRAM: If elected by you, this program allows you to obtain growth potential without any market risk to your principal. We will guarantee that the portion of your money allocated to the 1, 3, 5, 7 or 10-year fixed account option will grow to equal your principal investment when it is allocated in accordance with the program.



DOLLAR COST AVERAGING: If elected by you, this program allows you to invest gradually in the variable portfolios from any of the variable portfolios, the 1-year fixed account option, the 6-month DCA fixed account option or the 1-year DCA fixed account option.


AUTOMATIC PAYMENT PLAN: You can add to your contract directly from your bank account with as little as $20 per month.


CONFIRMATIONS AND QUARTERLY STATEMENTS: During the accumulation phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately.



During the accumulation and income phases, you will receive a statement of your transactions over the past quarter and a summary of your account values.


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                                 11. INQUIRIES
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If you have questions about your contract or need to make changes, call your financial representative or contact us at:


      Anchor National Life Insurance Company
      Annuity Service Center
      P.O. Box 54299
      Los Angeles, California 90054-0299
      Telephone Number: (800) 445-SUN2

If money accompanies your correspondence, you should direct it to:

      Anchor National Life Insurance Company
      P.O. Box 100330
      Pasadena, California 91189-0001

                            POLARIS II CLASS A LOGO

                                   PROSPECTUS

                               SEPTEMBER 15, 1999



Please read this prospectus carefully         FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACTS
before investing and keep it for              issued by
future reference. It contains                 ANCHOR NATIONAL LIFE INSURANCE COMPANY
important information about the               in connection with
Polaris(II) A-Class Variable Annuity.         VARIABLE ANNUITY ACCOUNT SEVEN
                                              The annuity has 36 investment choices -- 7 fixed account
To learn more about the annuity               options and 29 Variable Portfolios listed below. The 7 fixed
offered by this prospectus, you can           account options include specified periods of 1, 3, 5, 7 and
obtain a copy of the Statement of             10 years and DCA accounts for 6-month and 1-year periods.
Additional Information ("SAI") dated          The 29 Variable Portfolios are part of the Anchor Series
September 15, 1999. The SAI is on             Trust, the Seasons Series Trust and the SunAmerica Series
file with the Securities and Exchange         Trust.
Commission ("SEC") and is
incorporated by reference into this           ANCHOR SERIES TRUST:
prospectus. The Table of Contents of          MANAGED BY WELLINGTON MANAGEMENT COMPANY, LLP
the SAI appears on page 22 of this            - Capital Appreciation Portfolio
prospectus. For a free copy of the            - Growth Portfolio
SAI, call us at (800) 445-SUN2 or             - Government and Quality Bond Portfolio
write to us at our Annuity Service
Center, P.O. Box 54299, Los Angeles,          SEASONS SERIES TRUST:
California 90054-0299.                        MANAGED BY LORD ABBETT & COMPANY, BANKERS TRUST COMPANY AND
                                              SUNAMERICA ASSET MANAGEMENT CORP.
In addition, the SEC maintains a              - Small Cap Portfolio
website (http://www.sec.gov) that             MANAGED BY LORD ABBETT & COMPANY, BANKERS TRUST COMPANY AND
contains the SAI, materials                   GOLDMAN SACHS MANAGEMENT INTERNATIONAL
incorporated by reference and other           - International Equity Portfolio
information filed electronically with         MANAGED BY LORD ABBETT & COMPANY, BANKERS TRUST COMPANY AND
the SEC by Anchor National.                   GOLDMAN SACHS ASSET MANAGEMENT
                                              - Mid Cap Value Portfolio
Annuities involve risks, including
possible loss of principal. Annuities         SUNAMERICA SERIES TRUST:
are not a deposit or obligation of,           MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
or guaranteed or endorsed by, any             - Global Equities Portfolio
bank. They are not Federally insured          - Alliance Growth Portfolio
by the Federal Deposit Insurance              - Growth-Income Portfolio
Corporation, the Federal Reserve              MANAGED BY DAVIS SELECTED ADVISERS, L.P.
Board or any other agency.                    - Venture Value Portfolio
                                              - Real Estate Portfolio
                                              MANAGED BY FEDERATED INVESTORS
                                              - Federated Value Portfolio
                                              - Utility Portfolio
                                              - Corporate Bond Portfolio
                                              MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT/
                                              GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
                                              - Asset Allocation Portfolio
                                              - Global Bond Portfolio
                                              MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                              - MFS Mid-Cap Growth Portfolio
                                              - MFS Growth and Income Portfolio
                                              - MFS Total Return Portfolio
                                              MANAGED BY MORGAN STANLEY ASSET MANAGEMENT
                                              - International Diversified Equities Portfolio
                                              - Worldwide High Income Portfolio
                                              MANAGED BY PUTNAM INVESTMENT MANAGEMENT, INC.
                                              - Putnam Growth Portfolio
                                              - International Growth and Income Portfolio
                                              - Emerging Markets Portfolio
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORP.
                                              - Aggressive Growth Portfolio
                                              - "Dogs" of Wall Street Portfolio
                                              - SunAmerica Balanced Portfolio
                                              - High-Yield Bond Portfolio
                                              - Cash Management Portfolio


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

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Anchor National's Annual Report on Form 10-K for the year ended September 30,
1998, and its quarterly report on Form 10-Q for the quarters ended December 31, 1998, March 31, 1999 and June 30, 1999 are incorporated herein by reference. In addition, Anchor National filed three reports on Form 8-K on January 14 and 15 and March 12, 1999. These reports are also incorporated herein by reference.



All documents or reports filed by Anchor National under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supersede documents incorporated herein by reference.



Anchor National files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.



Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:



WASHINGTON, DISTRICT OF COLUMBIA


450 Fifth Street, N.W., Room 1024


Washington, D.C. 20549



CHICAGO, ILLINOIS


500 West Madison Street


Chicago, IL 60661



NEW YORK, NEW YORK


7 World Trade Center, 13th Fl.


New York, NY 10048



To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.



Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, Anchor National and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.



The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.



Anchor National will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the above documents incorporated by reference. Requests for these documents should be directed to Anchor National's Annuity Service Center, as follows:
       Anchor National Life Insurance Company


       Annuity Service Center


       P.O. Box 54299


       Los Angeles, California 90054-0299


       Telephone Number: (800) 445-SUN2


----------------------------------------------------------------
----------------------------------------------------------------

         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

----------------------------------------------------------------
----------------------------------------------------------------


Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to Anchor National's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for Anchor National's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of Anchor National in connection with the securities registered under this prospectus, Anchor National will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. Anchor National will be governed by final judgment of the issue. However, if in the opinion of Anchor National's counsel this issue has been determined by controlling precedent, Anchor National will not submit the issue to a court for determination.

 -------------------------------------------------------------------
 -------------------------------------------------------------------
                          TABLE OF CONTENTS
 -------------------------------------------------------------------
 -------------------------------------------------------------------
 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............     2
 SECURITIES AND EXCHANGE COMMISSION POSITION ON
   INDEMNIFICATION............................................     2
 GLOSSARY.....................................................     3
 FEE TABLES...................................................     4
       Sales Charge...........................................     4
       Withdrawal Charge......................................     4
       Owner Transaction Expenses.............................     4
       Annual Separate Account Expenses.......................     4
       Portfolio Expenses.....................................     4
 EXAMPLES.....................................................     6
 THE POLARIS(II)A-CLASS VARIABLE ANNUITY......................     7
 PURCHASING A POLARIS(II) A-CLASS VARIABLE ANNUITY............     7
       Allocation of Purchase Payments........................     8
       Accumulation Units.....................................     8
       Free Look..............................................     8
 INVESTMENT OPTIONS...........................................     9
       Variable Portfolios....................................     9
       Anchor Series Trust....................................     9
       Seasons Series Trust...................................     9
       SunAmerica Series Trust................................     9
       Fixed Account Options..................................     9
       Market Value Adjustment ("MVA")........................    10
       Transfers During the Accumulation Phase................    10
       Dollar Cost Averaging..................................    11
       Asset Allocation Rebalancing Program...................    12
       Principal Advantage Program............................    12
       Voting Rights..........................................    12
       Substitution...........................................    12
 ACCESS TO YOUR MONEY.........................................    12
       Systematic Withdrawal Program..........................    13
       Minimum Contract Value.................................    13
 DEATH BENEFIT................................................    13
 EXPENSES.....................................................    14
       Insurance Charges......................................    14
       Sales Charge...........................................    14
       Reduction of Sales Charge..............................    14
       Letter of Intent.......................................    14
       Rights of Accumulation.................................    15
       Purchase Payments Subject to a Withdrawal Charge.......    15
       Investment Charges.....................................    16
       Transfer Fee...........................................    16
       Premium Tax............................................    16
       Income Taxes...........................................    16
       Reduction or Elimination of Certain Charges and
        Expenses, and Additional Amounts Credited.............    16
 INCOME OPTIONS...............................................    16
       Annuity Date...........................................    16
       Income Options.........................................    16
       Fixed or Variable Income Payments......................    17
       Income Payments........................................    17
       Transfers During the Income Phase......................    17
       Deferment of Payments..................................    17
       The Income Protector Feature...........................    17
 TAXES........................................................    19
       Annuity Contracts in General...........................    19
       Tax Treatment of Distributions -
        Non-Qualified Contracts...............................    19
       Tax Treatment of Distributions -
        Qualified Contracts...................................    19
       Minimum Distributions..................................    20
       Diversification........................................    20
 PERFORMANCE..................................................    20
 OTHER INFORMATION............................................    20
       Anchor National........................................    20
       The Separate Account...................................    21
       The General Account....................................    21
       Distribution of the Contract...........................    21
       Administration.........................................    21
       Year 2000..............................................    21
       Legal Proceedings......................................    22
       Ownership..............................................    22
       Custodian..............................................    22
       Independent Accountants................................    22
       Registration Statement.................................    22
 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.....
                                                                  22
 APPENDIX A -- MARKET VALUE ADJUSTMENT........................   A-1
 APPENDIX B -- PREMIUM TAXES..................................   B-1
 -------------------------------------------------------------------
 -------------------------------------------------------------------
                              GLOSSARY
 -------------------------------------------------------------------
 -------------------------------------------------------------------
 We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we have defined them in this glossary.
 ACCUMULATION PHASE - The period during which you invest money in your contract.
 ACCUMULATION UNITS - A measurement we use to calculate the value of the variable portion of your contract during the Accumulation
 Phase.
 ANNUITANT(S) - The person(s) on whose life (lives) we base income payments.
 ANNUITY DATE - The date on which income payments are to begin, as selected by you.
 ANNUITY UNITS - A measurement we use to calculate the amount of income payments you receive from the variable portion of your contract during the Income Phase.
 BENEFICIARY - The person designated to receive any benefits under the contract if you or the Annuitant dies.
 GROSS PURCHASE PAYMENTS - The money you give us to buy the
 contract, as well as any additional money you give us to invest in the contract after you own it. Gross Purchase Payments do not reflect the reduction of the sales charge.
 INCOME PHASE - The period during which we make income payments to you.
 IRS - The Internal Revenue Service.
 NON-QUALIFIED (CONTRACT) - A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account
 ("IRA").
 PURCHASE PAYMENTS - The portion of your Gross Purchase Payments which we invest in your contract. We calculate this amount by deducting the applicable sales charge from your Gross Purchase
 Payments.
 QUALIFIED (CONTRACT) - A contract purchased with pre-tax dollars.
 These contracts are generally purchased under a pension plan, specially sponsored program or IRA.
 TRUSTS - Refers to the Anchor Series Trust and the SunAmerica
 Series Trust collectively.
 VARIABLE PORTFOLIO(S)  -  The variable investment options available under the contract. Each Variable Portfolio has its own investment objective and is invested in the underlying investments of the
 Anchor Series Trust or the SunAmerica Series Trust.



ALL FINANCIAL REPRESENTATIVES THAT SELL THE CONTRACTS OFFERED BY THIS PROSPECTUS
                     ARE REQUIRED TO DELIVER A PROSPECTUS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                   FEE TABLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            OWNER TRANSACTION EXPENSES
  SALES CHARGE


                                            SALES CHARGE AS A
     INVESTMENT AMOUNT (AS DEFINED         PERCENTAGE OF GROSS
  IN SALES CHARGE SECTION ON PAGE 14)   PURCHASE PAYMENT INVESTED*
  --------------------------------      --------------------------
  Less than $50,000....................           5.75%
  $50,000 but less than $100,000.......           4.75%
  $100,000 but less than $250,000......           3.50%
  $250,000 but less than $500,000......           2.50%
  $500,000 but less than $1,000,000....           2.00%
  $1,000,000 or more...................           0.50%



 * Your gross purchase payment may qualify for a reduced sales charge. SEE EXPENSES SECTION ON PAGE 14.


  WITHDRAWAL CHARGE

                                         WITHDRAWAL CHARGE AS A
                                               PERCENTAGE
                                        OF GROSS PURCHASE PAYMENT
                                      WITHDRAWN WITHIN 12 MONTHS OF
         INVESTMENT AMOUNT                  PURCHASE PAYMENT
  -------------------------           ----------------------------
  $1,000,000 or more...............               0.50%

  TRANSFER FEE..................... No charge for first 15 transfers each
                                    year; thereafter, fee is $25 ($10
                                    in Pennsylvania and Texas) per
                                    transfer


  CONTRACT MAINTENANCE FEE . . . . . . . . . . . . . . . . . . .            None


  ANNUAL SEPARATE ACCOUNT EXPENSES
  (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)


  Mortality and Expense Risk Charge.......................  0.70%
  Distribution Expense Charge.............................  0.15%
                                                            -----
      TOTAL SEPARATE ACCOUNT EXPENSES.....................  0.85%
                                                            =====

                               PORTFOLIO EXPENSES


                              ANCHOR SERIES TRUST


 (AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S YEAR ENDED DECEMBER 31,
                                     1998)



                                                              MANAGEMENT         OTHER        TOTAL ANNUAL
                         PORTFOLIO                                FEE          EXPENSES         EXPENSES
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Capital Appreciation                                              .64%            .04%             .68%
-----------------------------------------------------------------------------------------------------------
Growth                                                            .70%            .05%             .75%
-----------------------------------------------------------------------------------------------------------
Government and Quality Bond                                       .61%            .06%             .67%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------



                              SEASONS SERIES TRUST


(ESTIMATED FOR THE CURRENT FISCAL YEAR AS A PERCENTAGE OF DAILY NET ASSET VALUE
                         OF EACH INVESTMENT PORTFOLIO)



                                                              MANAGEMENT         OTHER        TOTAL ANNUAL
                         PORTFOLIO                                FEE          EXPENSES        EXPENSES***
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Mid Cap Value*                                                    .85%            .30%            1.15%
-----------------------------------------------------------------------------------------------------------
Small Cap*                                                        .85%            .30%            1.15%
-----------------------------------------------------------------------------------------------------------
International Equity*                                            1.00%            .30%            1.30%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------



                            SUNAMERICA SERIES TRUST


(AS A PERCENTAGE OF AVERAGE NET ASSETS AFTER REIMBURSEMENT OR WAIVER OF EXPENSES
              FOR THE TRUST'S FISCAL YEAR ENDED JANUARY 31, 1999)



                                                              MANAGEMENT         OTHER        TOTAL ANNUAL
                         PORTFOLIO                                FEE          EXPENSES         EXPENSES
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Emerging Markets*                                                1.25%            .65%            1.90%
-----------------------------------------------------------------------------------------------------------
International Diversified Equities                               1.00%            .26%            1.26%
-----------------------------------------------------------------------------------------------------------
Global Equities                                                   .73%            .13%             .86%
-----------------------------------------------------------------------------------------------------------
International Growth and Income                                  1.00%            .46%            1.46%
-----------------------------------------------------------------------------------------------------------
Aggressive Growth                                                 .72%            .10%             .82%
-----------------------------------------------------------------------------------------------------------
MFS Mid-Cap Growth****                                            .75%            .40%            1.15%
-----------------------------------------------------------------------------------------------------------
Real Estate                                                       .80%            .21%            1.01%
-----------------------------------------------------------------------------------------------------------
Putnam Growth                                                     .78%            .08%             .86%
-----------------------------------------------------------------------------------------------------------
MFS Growth and Income                                             .67%            .08%             .75%
-----------------------------------------------------------------------------------------------------------
Alliance Growth                                                   .57%            .06%             .63%
-----------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street**                                           .60%            .25%             .85%
-----------------------------------------------------------------------------------------------------------
Venture Value                                                     .72%            .05%             .77%
-----------------------------------------------------------------------------------------------------------
Federated Value                                                   .75%            .11%             .86%
-----------------------------------------------------------------------------------------------------------
Growth-Income                                                     .55%            .05%             .60%
-----------------------------------------------------------------------------------------------------------
Utility                                                           .75%            .18%             .93%
-----------------------------------------------------------------------------------------------------------
Asset Allocation                                                  .58%            .08%             .66%
-----------------------------------------------------------------------------------------------------------
MFS Total Return                                                  .67%            .14%             .81%
-----------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                               .66%            .08%             .74%
-----------------------------------------------------------------------------------------------------------
Worldwide High Income                                            1.00%            .11%            1.11%
-----------------------------------------------------------------------------------------------------------
High-Yield Bond                                                   .62%            .10%             .72%
-----------------------------------------------------------------------------------------------------------
Corporate Bond                                                    .63%            .17%             .80%
-----------------------------------------------------------------------------------------------------------
Global Bond                                                       .69%            .28%             .97%
-----------------------------------------------------------------------------------------------------------
Cash Management                                                   .52%            .10%             .62%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------



    * Absent fee waivers or reimbursement of expenses by the adviser, you would have incurred the following expenses during the last fiscal year: Mid Cap Value (2.23%); Small Cap (2.46%); International Equity (3.59%) and Emerging Market (2.29%).


   ** Absent recoupment of expenses by the adviser, you would have incurred the following expenses during the last fiscal year: "Dogs" of Wall Street (0.74%).


  *** This Portfolio was not available for sale during fiscal year 1999. The percentages are based on estimated amounts for the current fiscal year.


 **** Annualized



     THE ABOVE PORTFOLIO EXPENSES WERE PROVIDED BY THE TRUSTS. WE HAVE NOT
            INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    EXAMPLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

You will pay the following expenses on a $1,000 investment in each Variable Portfolio, assuming a 5% annual return on assets and a sales charge of 5.75%. We do not deduct any additional fees or charges when you surrender your contract.*


                         PORTFOLIO                            1 YEAR     3 YEARS    5 YEARS    10 YEARS
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
Capital Appreciation                                          $73        $104       $137        $230
-------------------------------------------------------------------------------------------------------
Growth                                                        $73        $106       $140        $237
-------------------------------------------------------------------------------------------------------
Government and Quality Bond                                   $73        $103       $136        $229
-------------------------------------------------------------------------------------------------------
Small Cap                                                     $77        $117       $160        $273
-------------------------------------------------------------------------------------------------------
International Equity                                          $79        $122       $167        $287
-------------------------------------------------------------------------------------------------------
Mid Cap Value                                                 $77        $117       $160        $273
-------------------------------------------------------------------------------------------------------
Emerging Markets                                              $85        $139       $176        $342
-------------------------------------------------------------------------------------------------------
International Diversified Equities                            $78        $120       $165        $283
-------------------------------------------------------------------------------------------------------
Global Equities                                               $74        $109       $146        $244
-------------------------------------------------------------------------------------------------------
International Growth and Income                               $80        $126       $175        $304
-------------------------------------------------------------------------------------------------------
Aggressive Growth                                             $74        $108       $144        $240
-------------------------------------------------------------------------------------------------------
MFS Mid-Cap Growth                                            $77        $117       $160        $273
-------------------------------------------------------------------------------------------------------
Real Estate                                                   $76        $113       $153        $259
-------------------------------------------------------------------------------------------------------
Putnam Growth                                                 $74        $109       $146        $244
-------------------------------------------------------------------------------------------------------
MFS Growth and Income                                         $73        $106       $140        $233
-------------------------------------------------------------------------------------------------------
Alliance Growth                                               $72        $102       $134        $221
-------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street                                         $74        $109       $145        $243
-------------------------------------------------------------------------------------------------------
Venture Value                                                 $74        $106       $141        $235
-------------------------------------------------------------------------------------------------------
Federated Value                                               $74        $109       $146        $244
-------------------------------------------------------------------------------------------------------
Growth-Income                                                 $72        $101       $133        $218
-------------------------------------------------------------------------------------------------------
Utility                                                       $75        $111       $148        $248
-------------------------------------------------------------------------------------------------------
Asset Allocation                                              $72        $103       $136        $224
-------------------------------------------------------------------------------------------------------
MFS Total Return                                              $74        $107       $143        $239
-------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                           $73        $105       $140        $232
-------------------------------------------------------------------------------------------------------
Worldwide High Income                                         $77        $116       $158        $269
-------------------------------------------------------------------------------------------------------
High-Yield Bond                                               $73        $105       $139        $230
-------------------------------------------------------------------------------------------------------
Corporate Bond                                                $74        $107       $143        $238
-------------------------------------------------------------------------------------------------------
Global Bond                                                   $75        $112       $151        $255
-------------------------------------------------------------------------------------------------------
Cash Management                                               $72        $102       $134        $220
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------



* We do not currently charge a withdrawal charge upon annuitization, unless the contract is annuitized using the Income Protector feature. We assess any applicable withdrawal charge upon annuitization under the Income Protector feature assuming a full surrender of your contract.

EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract.


2. For certain Variable Portfolios, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse certain expenses, if necessary, to keep annual operating expenses at or below the lesser of the maximum allowed by any applicable state expense limitations or the following percentages of each Variable Portfolio's average net assets: Small Cap (1.15%); International Equity (1.30%); Mid Cap Value (1.15%); SunAmerica Balanced (1.00%); "Dogs" of Wall Street (.85%); Aggressive Growth (.90%); Federated Value (1.03%); Utility (1.05%); Emerging Markets (1.90%); International Growth and Income (1.60%); and Real Estate (1.25%). The adviser also may voluntarily waive or reimburse additional amounts to increase a Variable Portfolio's investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, the adviser may recoup any waivers or reimbursements within two years after such waivers or reimbursements are granted, provided that the Variable Portfolio is able to make such payment and remain in compliance with the foregoing expense limitations.



3. The Examples assume that no transfer fees were imposed. Although premium taxes may apply in certain states, they are not reflected in the Examples.


4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

    AS OF THE DATE OF THIS PROSPECTUS SALES OF THIS CONTRACT HAD NOT BEGUN. THEREFORE, NO CONDENSED FINANCIAL INFORMATION APPEARS IN THIS PROSPECTUS.

----------------------------------------------------------------
----------------------------------------------------------------

                    THE POLARIS(II) A-CLASS VARIABLE ANNUITY

----------------------------------------------------------------
----------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: This means that you do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.


Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawal. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial representative.


This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making income payments to you out of the money accumulated in your contract.


The contract is called a "variable" annuity because it allows you to invest in portfolios which, like mutual funds, vary with market conditions. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolios in which you invest. This contract currently offers 29 Variable Portfolios.



The contract also offers seven fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in the contract depends on the total interest credited to the particular fixed account option(s) in which you invest.



For more information on investment options available under this contract SEE INVESTMENT OPTIONS ON PAGE 9.



This annuity is designed to assist in contributing to retirement savings of investors whose personal circumstances allow for a long-term investment time horizon. As a function of the Internal Revenue Code ("IRC"), you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age
59 1/2. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial representative prior to purchase.



Anchor National Life Insurance Company (Anchor National, The Company, Us, We) issues the Polaris(II) A-Class Variable Annuity. When you purchase a Polaris(II) A-Class Variable Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of American International Group, Inc. ("AIG"), a Delaware corporation.


----------------------------------------------------------------
----------------------------------------------------------------

                        PURCHASING A POLARIS(II) A-CLASS

                                VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An initial Gross Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Gross Purchase Payment.

The following chart shows the minimum initial and subsequent Gross Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes. FOR FURTHER EXPLANATION, SEE TAXES ON PAGE 19.


-----------------------------------------------------------
                       Minimum Initial   Minimum Subsequent
                        Gross Purchase     Gross Purchase
                           Payment            Payment
-----------------------------------------------------------
      Qualified             $2,000              $250
-----------------------------------------------------------
    Non-Qualified           $5,000              $500
-----------------------------------------------------------


Prior Company approval is required to accept Gross Purchase Payments greater than $1,500,000. The Company reserves the right to refuse any Gross Purchase Payment including one which would cause the contract value or total Gross Purchase Payments to exceed $1,500,000 at the time of the Gross Purchase Payment. Additionally, the optional automatic payment plan allows you to make subsequent Gross Purchase Payments of as little as $20.00.


We may refuse any Gross Purchase Payment. In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless it is shown that the minimum distribution required by the IRS is being made. In addition we may not issue a contract to anyone over age 90.

ALLOCATION OF PURCHASE PAYMENTS

A Purchase Payment is the portion of your Gross Purchase Payment which we invest in your contract after we deduct the sales charge.


We invest your Purchase Payments in the fixed and variable investment options according to your instructions. If we receive a Purchase Payment without allocation instructions, we invest the money according to your last allocation instructions. SEE INVESTMENT OPTIONS ON PAGE 9.



In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paperwork at our principal place of business. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:


     - Send your money back to you, or;

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS


When you allocate a Purchase Payment to the Variable Portfolios, we credit your contract with Accumulation Units of the separate account. We base the number of Accumulation Units you receive on the unit value of the Variable Portfolio as of the day we receive your money if we receive it before 1 p.m. Pacific Standard Time, or on the next business day's unit value if we receive your money after 1 p.m. Pacific Standard Time. The value of an Accumulation Unit goes up and down based on the performance of the Variable Portfolios.


We calculate the value of an Accumulation Unit each day that the New York Stock Exchange ("NYSE") is open as follows:

     1. We determine the total value of money invested in a particular Variable Portfolio;

     2. We subtract from that amount all applicable contract charges; and


     3. We divide this amount by the number of outstanding Accumulation Units at the end of the given NYSE business day.


We determine the number of Accumulation Units credited to your contract by dividing the Purchase Payment by the Accumulation Unit value for the specific Variable Portfolio.

     EXAMPLE:


     We receive a $25,000 Gross Purchase Payment from you on Wednesday which you allocate to the Global Bond Portfolio. After we deduct the sales charge, the net amount to be invested of your Gross Purchase Payment is $23,562.50. We determine that the value of an Accumulation Unit for the Global Bond Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $23,562.50 by $11.10 and credit your contract on Wednesday night with 2,122.747748 Accumulation Units for the Global Bond Portfolio.


Performance of the Variable Portfolios and the charges and expenses under your contract affect Accumulation Unit values. These factors cause the value of your contract to go up and down.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299. We will refund the value of your contract on the day we receive your request plus the sales charge we deducted. The amount refunded may be more or less than the amount you originally invested.


Certain states require us to return your Gross Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Gross Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Cash Management Portfolio during the free look period. If you cancel your contract during the free look period, we return the greater of (1) your Gross Purchase Payment; or
(2) the value of your contract plus the sales charge we deducted. At the end of the free look period, we allocate your money according to your instructions.

----------------------------------------------------------------
----------------------------------------------------------------
                               INVESTMENT OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

VARIABLE PORTFOLIOS


The contract currently offers 29 Variable Portfolios. These Variable Portfolios invest in shares of the Anchor Series Trust, the Seasons Series Trust and the SunAmerica Series Trust (the "Trusts"). Additional Variable Portfolios may be available in the future. The Variable Portfolios operate similarly to a mutual fund but are only available through the purchase of certain insurance contracts.


SunAmerica Asset Management Corp., an indirect wholly owned subsidiary of AIG, is the investment adviser to the Trusts. The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by Anchor National, and other affiliated/unaffiliated insurance companies. Neither Anchor National nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. The adviser monitors the Trusts for potential conflicts.

The Variable Portfolios along with their respective subadvisers are listed below:

     ANCHOR SERIES TRUST


Wellington Management Company, LLP serves as subadviser to the Anchor Series Trust portfolios. Anchor Series Trust has investment portfolios in addition to those listed below which are not available for investment under the contract. The 3 available investment portfolios are:


  MANAGED BY WELLINGTON MANAGEMENT COMPANY, LLP

     - Capital Appreciation Portfolio
     - Growth Portfolio
     - Government and Quality Bond Portfolio


     SEASONS SERIES TRUST



Various subadvisers provide investment advice for the Seasons Series Trust portfolios. Seasons Series Trust has investment portfolios in addition to those listed below which are not available for investment under the contract. The 3 available investment portfolios and the subadvisers are:



 MANAGED BY LORD ABBETT & COMPANY, BANKERS TRUST COMPANY AND SUNAMERICA ASSET MANAGEMENT CORP.


     - Small Cap Portfolio



  MANAGED BY LORD ABBETT & COMPANY, BANKERS TRUST COMPANY AND GOLDMAN SACHS MANAGEMENT INTERNATIONAL


     - International Equity Portfolio



  MANAGED BY LORD ABBETT & COMPANY, BANKERS TRUST COMPANY AND GOLDMAN SACHS ASSET MANAGEMENT



     - Mid Cap Value Portfolio


     SUNAMERICA SERIES TRUST


Various subadvisers provide investment advice for the SunAmerica Series Trust portfolios. SunAmerica Series Trust has investment portfolios in addition to those listed below which are not available for investment under the contract. The 23 available investment portfolios and the subadvisers are:


  MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.

    - Global Equities Portfolio
    - Alliance Growth Portfolio
    - Growth Income Portfolio

  MANAGED BY DAVIS SELECTED ADVISERS, L.P.

    - Venture Value Portfolio
    - Real Estate Portfolio

  MANAGED BY FEDERATED INVESTORS

    - Federated Value Portfolio
    - Utility Portfolio
    - Corporate Bond Portfolio

  MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT/GOLDMAN
  SACHS ASSET MANAGEMENT INTERNATIONAL

    - Asset Allocation Portfolio
    - Global Bond Portfolio

  MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY

    - MFS Mid-Cap Growth Portfolio
    - MFS Growth and Income Portfolio
    - MFS Total Return Portfolio


  MANAGED BY MORGAN STANLEY ASSET MANAGEMENT


    - International Diversified Equities Portfolio
    - Worldwide High Income Portfolio

  MANAGED BY PUTNAM INVESTMENT MANAGEMENT

    - Putnam Growth Portfolio
    - International Growth and Income Portfolio
    - Emerging Markets Portfolio

  MANAGED BY SUNAMERICA ASSET MANAGEMENT, INC.

    - Aggressive Growth Portfolio
    - "Dogs" of Wall Street Portfolio
    - SunAmerica Balanced Portfolio
    - High-Yield Bond Portfolio
    - Cash Management Portfolio

You should read the attached prospectuses for the Trusts carefully. These prospectuses contain detailed information about the Variable Portfolios, including each Variable Portfolio's investment objective and risk factors.

FIXED ACCOUNT OPTIONS


The contract also offers seven fixed account options. Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed account options. We currently offer fixed account options for periods of one, three, five, seven and ten years, which we call guarantee periods. Additionally, we guarantee the interest rate for money allocated to the 6-month DCA fixed account and/or the 1-year DCA fixed account (the "DCA fixed accounts") which are available only in conjunction with the Dollar Cost Averaging Program. Please see the section on DOLLAR COST

AVERAGING ON PAGE 11 for additional information about, including limitations on, and the availability and operation of the DCA fixed accounts. The DCA fixed accounts are only available for new Purchase Payments.


Each guarantee period may offer a different interest rate but will never be less than an annual effective rate of 3%. Once established the rates for specified payments do not change during the guarantee period. The guarantee period is that period for which we credit the applicable rate (one, three, five, seven or ten years).

There are three scenarios in which you may put money into the MVA fixed account options. In each scenario your money may be credited a different rate of interest as follows:

     - Initial Rate: Rate credited to new Purchase Payments allocated to the fixed account when you purchase your contract.

     - Current Rate: Rate credited to subsequent Purchase Payments allocated to the fixed account.


     - Renewal Rate: Rate credited to money transferred from a fixed account or a Variable Portfolio into a fixed account and to money remaining in a fixed account after expiration of a guarantee period.



Each of these rates may differ from one another. Once declared, the applicable rate is guaranteed until the corresponding guarantee period expires.



When a guarantee period ends, you may leave your money in the same fixed investment option. You may also reallocate your money to another fixed investment option (other than the DCA fixed accounts) or to the Variable Portfolios. If you want to reallocate your money to a different fixed account option or Variable Portfolio, you must contact us within 30 days after the end of the current interest guarantee period and instruct us how to reallocate the money. We do not contact you. If we do not hear from you, your money will remain in the same fixed account option, where it will earn interest at the renewal rate then in effect for the fixed account option but will never be less than an effective rate of 3%.



The DCA fixed accounts also credit a fixed rate of interest. Interest is credited to amounts allocated to the 6-month or 1-year DCA fixed account while your investment is systematically transferred to the Variable Portfolios. The rates applicable to the DCA fixed accounts may differ from each other and/or the other fixed account options. See DOLLAR COST AVERAGING ON PAGE 11 for more information.


MARKET VALUE ADJUSTMENT ("MVA")


NOTE: THE FOLLOWING DISCUSSION APPLIES TO THE 3, 5, 7 AND 10-YEAR FIXED ACCOUNT OPTIONS, ONLY. THESE OPTIONS ARE NOT AVAILABLE IN ALL STATES. PLEASE CONTACT YOUR FINANCIAL REPRESENTATIVE FOR MORE INFORMATION.



If you take money out of the 3, 5, 7 or 10-year fixed account options before the end of the guarantee period, we make an adjustment to your contract (the "MVA"). The MVA reflects any difference in the interest rate environment between the time you place your money in the fixed account option and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA.


We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the fixed account option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed account options and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the MVA is negative, we first deduct the adjustment from any money remaining in the fixed account option. If there is not enough money in the fixed account option to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount.

Anchor National does not assess a MVA against withdrawals under the following circumstances:


     - If made within 30 days after the end of a guarantee period;



     - If made to pay contract charges;



     - To pay a death benefit; or



     - Upon annuitization, if occurring on the latest Annuity Date.



APPENDIX A shows how we calculate the MVA.


TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase you may transfer funds between the Variable Portfolios and/or the fixed account options. Funds already in your contract cannot be transferred into the DCA fixed accounts. You must transfer at least $100. If less than $100 will remain in any Variable Portfolio after a transfer, that amount must be transferred as well.


You may request transfers of your account value between the Variable Portfolios and/or the fixed account options in writing or by telephone. Additionally, you may access your account and request transfers between Variable Portfolios and/or the fixed account options through SunAmerica's website (http://www.sunamerica.com). We currently allow 15 free transfers per contract per year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in any contract year. Transfers resulting from your participation in the DCA program count against your 15 free transfers per contract year. However, transfers resulting from your participation in the automatic asset rebalancing program do not count against your 15 free transfers.


We accept transfer requests by telephone unless you tell us not to on your contract application. Additionally, in the future you may request transfers over the internet. When receiving instructions over the telephone or the internet, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.



We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the underlying Variable Portfolios.


Where permitted by law, we may accept your authorization for a third party to make transfers for you subject to our rules. We reserve the right to suspend or cancel such acceptance at any time and will notify you accordingly. Additionally, we may restrict the investment options available for transfers during any period in which such third party acts for you. We notify such third party beforehand regarding any restrictions. However, we will not enforce these restrictions if we are satisfied that:

     - such third party has been appointed by a court of competent jurisdiction to act on your behalf; or

     - such third party is a trustee/fiduciary for you or appointed by you to act on your behalf for all your financial affairs.

We may provide administrative or other support services to independent third parties you authorize to make transfers on your behalf. We do not currently charge you extra for providing these support services. This includes, but is not limited to, transfers between investment options in accordance with market timing strategies. Such independent third parties may or may not be appointed with us for the sale of annuities. However, WE DO NOT ENGAGE ANY THIRD PARTIES TO OFFER INVESTMENT ALLOCATION SERVICES OF ANY TYPE. WE TAKE NO RESPONSIBILITY FOR THE INVESTMENT ALLOCATION AND TRANSFERS TRANSACTED ON YOUR BEHALF BY SUCH THIRD PARTIES OR FOR ANY INVESTMENT ALLOCATION RECOMMENDATIONS MADE BY SUCH PARTIES.


For information regarding transfers during the Income Phase, SEE INCOME OPTIONS ON PAGE 16.


We reserve the right to modify, suspend, waive or terminate these transfer provisions at any time.

DOLLAR COST AVERAGING

The DCA program allows you to invest gradually in the Variable Portfolios. Under the program you systematically transfer a set dollar amount or percentage of portfolio value from one Variable Portfolio or the 1-year fixed account option (source accounts) to any other Variable Portfolio. Transfers may be monthly or quarterly. You may change the frequency at any time by notifying us in writing. The minimum transfer amount under the DCA program is $100, regardless of the source account.


We also offer the 6-month and 1-year DCA fixed accounts exclusively to facilitate this program. The DCA fixed accounts only accept new Purchase Payments. The DCA fixed accounts only accept new Purchase Payments. You cannot transfer money already in your contract into these options. If you allocate a Purchase Payment into a DCA fixed account, we transfer all your money allocated to that account into the Variable Portfolios over the selected 6-month or 1-year period. You cannot change the option or the frequency of transfers once selected.


If allocated to the 6-month DCA fixed account, we transfer your money over a maximum of 6 monthly transfers. We base the actual number of transfers on the total amount allocated to the account. For example, if you allocate $500 to the 6-month DCA fixed account, we transfer your money over a period of five months, so that each payment complies with the $100 per transfer minimum.

We determine the amount of the transfers from the 1-year DCA fixed account based on:

     - the total amount of money allocated to the account; and

     - the frequency of transfers selected.


For example, let's say you allocate $1,000 to the 1-year DCA fixed account. You select monthly transfers. We completely transfer all of your money to the selected investment options over a period of ten months.


You may terminate your DCA program at any time. If money remains in the DCA fixed accounts, we transfer the remaining money to the 1-year fixed account option, unless we receive different instructions from you. Transfers resulting from a termination of this program do not count towards your 15 free transfers.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Aggressive Growth Portfolio over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

-------------------------------------------
                ACCUMULATION      UNITS
   QUARTER          UNIT        PURCHASED
-------------------------------------------
      1            $ 7.50          100
      2            $ 5.00          150
      3            $10.00          75
      4            $ 7.50          100
      5            $ 5.00          150
      6            $ 7.50          100
-------------------------------------------

     You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.


ASSET ALLOCATION REBALANCING PROGRAM



Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing Program addresses this situation. At your election, we periodically rebalance your investments in the Variable Portfolios to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return.



At your request, rebalancing occurs on a quarterly, semiannual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year.


We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want your initial Purchase Payment split between two Variable Portfolios. You want 50% in the Corporate Bond Portfolio and 50% in the Growth Portfolio. Over the next calendar quarter, the bond market does very well while the stock market performs poorly. At the end of the calendar quarter, the Corporate Bond Portfolio now represents 60% of your holdings because it has increased in value and the Growth Portfolio represents 40% of your holdings. If you had chosen quarterly rebalancing, on the last day of that quarter, we would sell some of your units in the Corporate Bond Portfolio to bring its holdings back to 50% and use the money to buy more units in the Growth Portfolio to increase those holdings to 50%.

PRINCIPAL ADVANTAGE PROGRAM


The Principal Advantage Program allows you to invest in one or more Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed account options and Variable Portfolios. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the particular fixed account option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the Variable Portfolio(s) of your choice.


We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed account option after we deduct sales charges. You want the amount allocated to the fixed account option to grow to $100,000 in 7 years. If the 7-year fixed account option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed account option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the Variable Portfolios, as determined by you, to provide opportunity for greater growth.

VOTING RIGHTS

Anchor National is the legal owner of the Trusts' shares. However, when a Variable Portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION


If underlying Trust portfolios become unavailable for investment, we may be required to substitute shares of another underlying portfolio. We will seek prior approval of the SEC and give you notice before substituting shares.

----------------------------------------------------------------
----------------------------------------------------------------
                              ACCESS TO YOUR MONEY
----------------------------------------------------------------
----------------------------------------------------------------

You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;


     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS ON PAGE 16.


We deduct a MVA if a partial withdrawal comes from the 3, 5, 7 or 10-year fixed account prior to the end of the guarantee period. Additionally, a withdrawal charge may apply in limited circumstances. If you withdraw your entire contract value, we also deduct premium taxes if applicable. SEE EXPENSES ON PAGE 14.



Under certain Qualified plans, access to the money in your contract may be restricted. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty tax. SEE TAXES ON PAGE 19.



Under most circumstances, the partial withdrawal minimum is $1,000. We require that the value left in your contract is at least $500 after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each Variable Portfolio and the fixed account option(s) in which your contract is invested.


We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Variable Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed account option. Such deferrals are limited to no longer than six months.

SYSTEMATIC WITHDRAWAL PROGRAM


During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program you may choose to take monthly, quarterly, semiannual or annual payments from your contract. Electronic transfer of these funds to your bank account is available. The minimum amount of each withdrawal is $100. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS penalty tax may apply if you are under age 59 1/2. There is no additional charge for participating in this program, although a withdrawal charge and a MVA may apply. SEE EXPENSES ON PAGE 13. We reserve the right to modify, suspend or terminate this program at any time.


MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract value to you.

----------------------------------------------------------------
----------------------------------------------------------------
                                 DEATH BENEFIT
----------------------------------------------------------------
----------------------------------------------------------------


If you die during the Accumulation Phase of your contract, we pay a death benefit to your Beneficiary. At the time you purchase your contract, you must select one of the two death benefits described below. Once selected, you can not change your death benefit option. You should discuss the available options with your financial representative to determine which option is best for you.


OPTION 1 - PURCHASE PAYMENT ACCUMULATION OPTION

The death benefit is the greater of:

     1. the value of your contract at the time we receive satisfactory proof of death; or


     2. total Gross Purchase Payments less withdrawals (and any fees or charges applicable to such withdrawals); or



     3. total Purchase Payments less withdrawals (and any fees or charges applicable to such withdrawals), compounded at a 4% annual growth rate until the date of death (3% growth rate if 70 or older at the time of contract issue) plus any Purchase Payments less withdrawals recorded after the date of death (and any fees or charges applicable to such withdrawals); or



     4. the value of your contract on the seventh contract anniversary, plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals) since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any Purchase Payments less withdrawals recorded after the date of death (and any fees or charges applicable to such withdrawals).


OPTION 2 - MAXIMUM ANNIVERSARY OPTION

The death benefit is the greater of:

     1. the value of your contract at the time we receive satisfactory proof of death; or


     2. total Gross Purchase Payments less withdrawals (and any fees or charges applicable to such withdrawals); or



     3. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the value of your contract on a contract anniversary plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals) since that contract anniversary.


If you are age 90 or older at the time of death and selected the option 2 death benefit, the death benefit will be equal to the value of your contract at the time we receive satisfactory proof of death. Accordingly, you do not get the advantage of option 2 if:

     - you are over age 80 at the time of contract issue, or

     - you are 90 or older at the time of your death.

We do not pay the death benefit if you die after you switch to the Income Phase. However, if you die during the Income

Phase, your Beneficiary receives any remaining guaranteed income payments in accordance with the income option you selected. SEE INCOME OPTIONS ON PAGE 16.


You name your Beneficiary. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation.

We pay the death benefit when we receive satisfactory proof of death. We consider the following satisfactory proof of death:

     1. a certified copy of the death certificate; or
     2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or
     3. a written statement by a medical doctor who attended the deceased at the time of death; or
     4. any other proof satisfactory to us.

We may require additional proof before we pay the death benefit.

The death benefit payment must begin immediately upon receipt of all necessary documents. In any event, the death benefit must be paid within 5 years of the date of death unless the Beneficiary elects to have it payable in the form of an income option. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Payments must begin within one year of your death.

If the Beneficiary is the spouse of a deceased owner, he or she can elect to continue the contract at the then current value. If the Beneficiary/spouse continues the contract, we do not pay a death benefit to him or her.

If a Beneficiary does not elect a specific form of pay out within 60 days of our receipt of proof of death, we pay a lump sum death benefit to the Beneficiary.
----------------------------------------------------------------
----------------------------------------------------------------
                                    EXPENSES
----------------------------------------------------------------
----------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the sales, insurance and withdrawal charges under your contract. However, the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.

INSURANCE CHARGES

The amount of this charge is 0.85% annually, of the value of your contract invested in the Variable Portfolios. We deduct the charge daily.


The insurance charge compensates us for the mortality and expense risks and the costs of contract distribution assumed by Anchor National.


If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference.

SALES CHARGE


We apply an up-front sales charge against each Gross Purchase Payment you make to your contract. The sales charge equals a percentage of each Gross Purchase Payment and varies with your investment amount according to the chart below.




------------------------------------------------------------
                                     SALES CHARGE AS A
                                PERCENTAGE OF GROSS PURCHASE
       INVESTMENT AMOUNT              PAYMENT INVESTED
------------------------------------------------------------
  Less than $50,000                        5.75%
  $50,000 - $99,999                        4.75%
  $100,000 - $249,999                      3.50%
  $250,000 - $499,999                      2.50%
  $500,000 - $999,999                      2.00%
  $1,000,000 or more                       0.50%*
------------------------------------------------------------



* For investment amounts of $1,000,000 or more, we deduct from your contract value, a withdrawal charge of 0.50% for amounts withdrawn from Purchase Payments invested less than 12 months prior to such withdrawal. SEE PURCHASE PAYMENTS SUBJECT TO A WITHDRAWAL CHARGE ON PAGE 15.


Your investment amount at the time your Gross Purchase Payment is received is determined by the sum of:


     1. Your current Gross Purchase Payment amount;


     2. Your current contract value for this contract;


     3. Your investment under Rights of Accumulation, as defined on the next page; and


     4. Any additional investment commitments secured by a Letter of Intent, as described below.



We call each investment amount level a "breakpoint." You can reduce your sales charge by increasing the amount of your investment amount to reach the next breakpoint. For example, an investment amount of $50,000 brings you to the first breakpoint and entitles you to a reduced sales charge of 4.75%.



If you purchased your contract through a financial representative charging an asset-based fee, we do not assess sales charges against Gross Purchase Payments made to your contract.


REDUCTION OF SALES CHARGE

You may also be entitled to a reduced sales charge if you: (1) sign a Letter of Intent to invest a combined amount of $50,000 or more within a 13-month period; and/or (2) have related contracts with us which qualify for Rights of Accumulation privileges.

LETTER OF INTENT


A Letter of Intent allows you to set your own investment goal of $50,000 or more over a 13-month period. When you submit a Letter of Intent, we use the amount of your investment goal to determine the sales charge on Gross Purchase Payments you make during the 13-month period. In essence, we reduce your sales charge on Gross Purchase Payments made during the 13-month period as though the total amount of Gross Purchase Payments (your investment goal) is invested as one lump-sum.

     EXAMPLE:

     Assume as part of your contract application you sign a Letter of Intent indicating an investment goal of $50,000 over a 13-month period. The sales charge corresponding to your investment goal is 4.75%. You make an initial Gross Purchase Payment of $20,000. We deduct a reduced sales charge of 4.75% from your initial Gross Purchase Payment. Two months later you make a subsequent Gross Purchase Payment of $10,000. We again deduct a reduced sales charge of 4.75% from your Gross Purchase Payment. Without a Letter of Intent the sales charge for each Gross Purchase Payment would have been 5.75%.


You may elect to participate in the Letter of Intent program at any time. If you choose to participate in this program at the time you apply for the contract, you must check the corresponding box on the application and complete the appropriate form. If you elect to participate in the program after your contract is issued, you must complete the Letter of Intent form, which is available from our Annuity Service Center.



Gross Purchase Payments made to your contract within 90 days prior to the start of the 13-month period count towards your investment goal and qualify for a reduced sales charge, if applicable. Additionally, Gross Purchase Payments made to related contracts during the 13-month period count towards your investment goal. Related contracts include other eligible contracts owned by you, your spouse and your children under age 21. There may be other requirements for qualification. For information on which related contracts qualify for these privileges, please contact your financial representative.


You are not obligated to reach your investment goal. If you do not achieve your investment goal by the end of the 13-month period, we will deduct from your contract the difference between (1) the sales charge applicable to the actual amount of Gross Purchase Payments you invested during the period and (2) the sales charge you actually paid. These charges will be deducted from your contract at the end of the 13-month period.


If you exceed your investment goal and reach the next breakpoint, the sales charge deducted is based on the next breakpoint level. However, we do not retroactively reduce sales charges on previous Gross Purchase Payments.


At any time during the 13-month period, you may increase your investment goal by sending us a written request. Gross Purchase Payments made from the date of notice through the end of the original 13-month period will receive any applicable reduced sales charge. Sales charges on Gross Purchase Payments received prior to the notice to increase your investment goal will not be retroactively reduced.

We reserve the right to modify, suspend or terminate this program at any time. RIGHTS OF ACCUMULATION

You may qualify for a reduced sales charge through Rights of Accumulation. Rights of Accumulation involves combining your current Gross Purchase Payment with your current contract value on this contract and/or the current contract values of qualifying related contracts. If through accumulation you reach the next breakpoint level, we reduce your sales charge accordingly.


Related contracts include eligible contracts owned by you, your spouse and your children under age 21. There may be other requirements for qualification. For information on which related contracts qualify for Rights of Accumulation privileges, please contact your financial representative.



In order to use Rights of Accumulation to reduce your sales charge, you or your financial representative must inform us of the related contracts. We will assign a Rights of Accumulation number to your contract and all related contracts. Purchase Payments received after we assign a Rights of Accumulation number to your contract will automatically qualify for a reduced sales charge, if applicable.



The sales charge for Gross Purchase Payments submitted with a Rights of Accumulation number will be based on the breakpoint corresponding to the sum of
(1) your Gross Purchase Payment; (2) your current contract value; and (3) the current contract values of your related contracts.


     EXAMPLE:

     Assume your contract has a current value of $20,000. You have a second contract with us which qualifies for Rights of Accumulation that has a current value of $25,000. You make a $5,000 Gross Purchase Payment and include your Rights of Accumulation number with your payment. To determine the sales charge applicable to your Gross Purchase Payment we first calculate the sum of (1) your current contract value ($20,000); (2) the current contract value of your related contract ($25,000); and (3) your current Gross Purchase Payment ($5,000). The sum of these values is $50,000. We deduct the sales charge corresponding to a $50,000 Gross Purchase Payment, or 4.75%, from your $5,000 Gross Purchase Payment.

We reserve the right to modify, suspend or terminate this program at any time.

PURCHASE PAYMENTS SUBJECT TO A WITHDRAWAL CHARGE

For investment amounts of $1,000,000 or more, we deduct from your contract value, a withdrawal charge of 0.50% for amounts withdrawn from a Purchase Payment invested less than 12 months prior to such withdrawal.

When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you fully surrender your contract value during the 12 months following our receipt of a Purchase Payment on which we assessed a 0.50% sales charge, we deduct the withdrawal charge from the amount withdrawn.


We will not assess a withdrawal charge for money withdrawn to pay a death benefit or to pay contract fees or charges. We will not assess a withdrawal charge when you switch to the Income Phase, except when you elect to receive income payments using the Income Protector program. If you elect to receive income payments using the Income Protector program, we assess any applicable withdrawal charge applicable to Purchase Payments remaining in your contract when calculating your Income Benefit Base. SEE INCOME OPTIONS BELOW.



Withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty tax. SEE TAXES ON PAGE 19.


INVESTMENT CHARGES


Charges are deducted from your Variable Portfolios for the advisory and other expenses of the Variable Portfolios. THE FEE TABLES ON PAGE 4 illustrate these charges and expenses. For more detailed information on these investment charges, refer to the prospectuses for the Trusts, enclosed or attached.


TRANSFER FEE


We currently permit 15 free transfers between investment options each contract year. We charge you $25 for each additional transfer that contract year ($10 in Pennsylvania and Texas). SEE INVESTMENT OPTIONS ON PAGE 9.


PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you take a full withdrawal or begin the Income Phase of the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

APPENDIX B provides more information about premium taxes.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

Anchor National may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.
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                                 INCOME OPTIONS
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ANNUITY DATE

During the Income Phase, we use the money accumulated in your contract to make regular income payments to you. You may switch to the Income Phase any time after your 2nd contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your income option. Except as indicated under Option 5 below, once you begin receiving income payments, you cannot access your money through a withdrawal or surrender.

Income payments must begin on or before your 90th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences.


In addition, most Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES ON PAGE 19.


INCOME OPTIONS

Currently, this contract offers five income options. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments based on joint lives, we pay according to option 3, for a period of 10 years.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and designate a new Annuitant.

     OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

     OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop when the survivor dies.

     OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED


This option is similar to option 2 above, with an additional guarantee of payments for at least 10 years or 20 years. If the Annuitant and the survivor die before all of the guaranteed income payments have been made, the remaining payments are made to the Beneficiary under your contract.


     OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your contract.

     OPTION 5 - INCOME FOR A SPECIFIED PERIOD


This option provides income payments for a guaranteed period, ranging from 5 to 30 years. If the Annuitant dies before all of the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed variable income payments. Any applicable withdrawal charges will be deducted from the discounted value as if you fully surrendered your contract.


The value of an Annuity Unit, regardless of the option chosen, takes into account the Mortality and Expense Risk Charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income options.

FIXED OR VARIABLE INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. If at the date when income payments begin you are invested in the Variable Portfolios only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. Further, if you are invested in both fixed and variable investment options when income payments begin, your payments will be fixed and variable. If income payments are fixed, Anchor National guarantees the amount of each payment. If the income payments are variable the amount is not guaranteed.

INCOME PAYMENTS

We make income payments on a monthly, quarterly, semi-annual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of the payments, state law allowing.

If you are invested in the Variable Portfolios after the Annuity Date your income payments vary depending on four things:

     - for life options, your age when payments begin, and;

     - the value of your contract in the Variable Portfolios on the Annuity Date, and;

     - the 3.5% assumed investment rate used in the annuity table for the contract, and;

     - the performance of the Variable Portfolios in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolios after the Annuity Date, the allocation of funds between the fixed and variable options also impacts the amount of your income payments.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.


THE INCOME PROTECTOR FEATURE



The Income Protector feature is a future "safety net" which offers you the ability to receive a guaranteed fixed minimum retirement income when you switch to the Income Phase. With the Income Protector feature you know the level of minimum income that will be available to you upon annuitization, regardless of fluctuating market conditions.


The Income Protector is a standard feature of your contract, if available in your state. There is no additional charge associated with this feature.


We reserve the right to modify, suspend or terminate the Income Protector feature at any time.

HOW WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME

We base the amount of minimum income available to you if you elect to receive income payments using the Income Protector feature upon a calculation we call the income benefit base.

The income benefit base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the Variable Portfolios in which you invest.

Your income benefit base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact income benefit base calculation is equal to (a) plus (b) minus (c) where:

     (a) is equal to, for the first year of calculation, your initial Purchase Payment, or for each subsequent year of calculation, the income benefit base on the prior contract anniversary, and;

     (b) is equal to the sum of all subsequent Purchase Payments made into the contract since the last contract anniversary, and;

     (c) is equal to all withdrawals and applicable fees and charges since the last contract anniversary, in an amount proportionate to the amount by which such withdrawals decreased your contract value.

ELECTING TO RECEIVE INCOME PAYMENTS

You may elect to begin the Income Phase of your contract using the Income Protector feature ONLY within the 30 days after the seventh or later contract anniversary.

The contract anniversary prior to your election to begin receiving income payments is your income benefit date. This is the date as of which we calculate your income benefit base to use in determining your guaranteed minimum fixed retirement income. Your final income benefit base is equal to (a) minus (b) where:

     (a) is equal to your income benefit base as of your income benefit date, and;

     (b) is equal to any partial withdrawals of contract value and any charges applicable to those withdrawals and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as the income benefit date, and any applicable premium taxes.

To arrive at the minimum guaranteed retirement income available to you we apply to your final income benefit base the annuity rates stated in your Income Protector endorsement for the income option you select. You then choose if you would like to receive that income annually, semi-annually quarterly or monthly for the time guaranteed under your selected income option. The income options available when using the income protector feature to receive your retirement income are:

     - Life Annuity with 10 Years Guaranteed, or

     - Joint and Survivor Life Annuity with 20 Years Guaranteed

At the time you elect to begin receiving income payments, we will calculate your income payments using both your income benefit base and your contract value. We will use the same income option for each calculation, however, the annuity factors used to calculate your income under the Income Protector feature will be different. You will receive whichever provides a greater stream of income. If you elect to receive income payments using the Income Protector feature your income payments will be fixed in amount. You are not required to use the Income Protector feature to receive income payments.

NOTE TO QUALIFIED CONTRACT HOLDERS

Qualified contracts generally require that you select an income option which does not exceed your life expectancy. That restriction, if it applies to you, may limit your ability to use the Income Protector feature.

You may wish to consult your tax advisor for information concerning your particular circumstances.


     HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR FEATURE



This table assumes $100,000 initial investment, net of sales charges, in a Non-qualified contract with no withdrawals, additional Purchase Payments or premium taxes.



-------------------------------------------------------------------------------------------------
                             Minimum annual income if you elect to receive income payments
     If at issue                             on contract anniversary . . .
    you are . . .              7                 10                 15                 20
-------------------------------------------------------------------------------------------------
   Male age 60*              6,108              6,672              7,716              8,832
-------------------------------------------------------------------------------------------------
   Female age 60*            5,388              5,880              6,900              8,112
-------------------------------------------------------------------------------------------------
   Joint**                   4,716              5,028              5,544              5,928
   Male-60
   Female-60
-------------------------------------------------------------------------------------------------



 * Life annuity with 10 years guaranteed


** Joint and survivor life annuity with 20 years guaranteed

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                                     TAXES
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----------------------------------------------------------------

Note: We prepared the following information on taxes as a general discussion of the subject. It is not tax advice. We caution you to seek competent tax advice about your own circumstances. We do not guarantee the tax status of your annuity. Tax laws constantly change, therefore we cannot guarantee that the information contained herein is complete and/or accurate.

ANNUITY CONTRACTS IN GENERAL


The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.



If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-qualified contract. A Non-qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.


If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of Qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS -
NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For income payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS - QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. Any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) to the extent such withdrawals do not exceed limitations set by the IRC for amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC); (7) to fund certain first-time home purchase expenses; and, except in the case of an IRA, (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.

The IRC limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when an owner: (1) reaches age 59 1/2;
(2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments.

MINIMUM DISTRIBUTIONS


Generally, the IRS requires that you begin taking annual distributions from Qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire. We currently waive withdrawal charges and MVA on withdrawals taken to meet minimum distribution requirements. Current operational practice is to provide a free withdrawal of the required minimum distribution amount for a particular contract.



Failure to satisfy the minimum distribution requirement may result in a tax penalty. You should consult your tax advisor for more information.


DIVERSIFICATION

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that each underlying Variable Portfolios' management monitors the Variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Anchor National, would be considered the owner of the shares of the Variable Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

----------------------------------------------------------------
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                                  PERFORMANCE
----------------------------------------------------------------
----------------------------------------------------------------

We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other Variable Portfolios advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the Variable Portfolios. These performance numbers do not indicate future results.

When we advertise performance for periods prior to the date the contracts were first issued, we derive the figures from the performance of the corresponding portfolios for the Trusts, if available. We modify these numbers to reflect charges and expenses as if the contract was in existence during the period stated in the advertisement. Figures calculated in this manner do not represent actual historic performance of the particular Variable Portfolio.

Consult the SAI for more detailed information regarding the calculation of performance data. The performance of each Variable Portfolio may also be measured against unmanaged market indices. The indices we use include but are not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Russell 1000 Growth Index, the Morgan Stanley Capital International Europe, Australia and Far East Index ("EAFE") and the Morgan Stanley Capital International World Index. We may compare the Variable Portfolios' performance to that of other variable annuities with similar objectives and policies as reported by independent ranking agencies such as Morningstar, Inc., Lipper Analytical Services, Inc. or Variable Annuity Research & Data Service ("VARDS").

Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Variable Portfolios.

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                               OTHER INFORMATION
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ANCHOR NATIONAL

Anchor National is a stock life insurance company originally organized under the laws of the state of California in April 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.


Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, CalAmerica Life Insurance Company, SunAmerica National Life Insurance Company, SunAmerica Asset Management Corp., Resources Trust Company, and the SunAmerica Financial Network, Inc. broker-dealers, specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds, broker-dealer services and trust administration services.


THE SEPARATE ACCOUNT

Anchor National originally established a separate account, Variable Annuity Account Seven ("separate account"), under Arizona law on August 28, 1998. The separate account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

Anchor National owns the assets in the separate account. However, the assets in the separate account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the separate account are credited to or charged against the separate account without regard to other income gains or losses of Anchor National.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT


Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 5.00% of your Purchase Payments. We may also pay a bonus to investment representatives for contracts which stay active for a particular period of time, in addition to standard commissions. The sales charges on your contract cover the cost of commissions we pay to the investment representative.


From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. Promotional incentives may change at any time.


SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services, an affiliate of Anchor National, is registered as a broker-dealer under the Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. No underwriting fees are paid in connection with the distribution of the contracts.


ADMINISTRATION

We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.


During the accumulation phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately.



During the accumulation and income phases, you will receive a statement of your transactions over the past quarter and a summary of your account values.



It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.


YEAR 2000

We rely significantly on computer systems and applications in our daily operations. Many of our systems are not presently year 2000 compliant, which means that because they have historically used only two digits to identify the year in a date, they will fail to distinguish dates in the "2000s" from dates in the "1900s." Anchor National's business, financial condition and results of operations could be materially and adversely affected by the failure of our systems and applications (and those operated by third parties interfacing with our systems and applications) to properly operate or manage these dates.


Anchor National has a coordinated plan to repair or replace these noncompliant systems and to obtain similar assurances from third parties interfacing with our systems and applications. In fiscal 1997, the Company's parent recorded a $15.0 million provision for estimated programming costs to make necessary repairs of certain specific noncompliant systems, of which $6.2 million was allocated to Anchor National. In addition, the Company's parent is making expenditures which it expects will ultimately total $12.3 million to replace certain other noncompliant systems. Of these expenditures, approximately $5.0 million will be allocated to Anchor National. Total expenditures relating to the replacement of noncompliant systems will be capitalized as software costs and will be amortized over future periods. Both phases of the project are progressing according to plan and were substantially completed by the end of calendar 1998. Testing of both the repaired and replacement systems was substantially completed by July 31, 1999. However, Anchor National will continue to test all of its computer systems and applications through 1999 to ensure continued compliance.


In addition, we distributed a year 2000 questionnaire to our significant suppliers, distributors, financial institutions, lessors and others we do business with to evaluate their year 2000 compliance plans and state of readiness and to determine how our systems and applications may be affected by their failure to solve their own year 2000 issues. To date, however, we have only received preliminary feedback from such parties and have not independently confirmed any information received from other parties with respect to the year 2000 issues. Therefore, we cannot assure that such other parties will complete their year 2000 conversions in a timely fashion or will not suffer a year 2000 business disruption that may adversely affect our financial condition and results of operations.

Because we expect to complete our year 2000 conversion prior to any potential disruption to our business, we have not developed a comprehensive year 2000 contingency plan. Anchor National closely monitors the progression of its plan for compliance, and if necessary, would devote additional resources to assure the timely completion of our year 2000 plan. If we determine that our business is at material risk of disruption due to the year 2000 issue or anticipate that we will not complete our year 2000 conversion in a timely fashion, we will work to enhance our contingency plans.

The above statements are forward-looking. The costs of our year 2000 conversion, the date which we have set to complete such conversion and the possible risks associated with the year 2000 issue are based on our current estimates and are subject to various uncertainties that could cause the actual results to differ materially from our expectations. Such uncertainties include, among others, our success in identifying systems and applications that are not year 2000 compliant, the nature and amount of programming required to upgrade or replace each of the affected systems and applications, the availability of qualified personnel, consultants and other resources, and the success of the year 2000 conversion efforts of others.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the separate account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the separate account.

OWNERSHIP


The Polaris(II) A-Class Variable Annuity is a Flexible Payment Group Deferred Annuity contract. We issue a group contract to a contract holder for the benefit of the participants in the group. As a participant in the group, you will receive a certificate which evidences your ownership. As used in this prospectus, the term contract refers to your certificate. In some states, a Flexible Payment Individual Modified Guaranteed and Variable Deferred Annuity contract is available instead. Such a contract is identical to the contract described in this prospectus, with the exception that we issue it directly to the owner.


CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the separate account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.


INDEPENDENT ACCOUNTANTS


The financial statements of Anchor National as of September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998 incorporated by reference in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


REGISTRATION STATEMENT


A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

----------------------------------------------------------------
----------------------------------------------------------------

                              TABLE OF CONTENTS OF
                      STATEMENT OF ADDITIONAL INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------


Separate Account..............................      3
General Account...............................      3
Performance Data..............................      4
Income Payments...............................      7
Annuity Unit Values...........................      8
Taxes.........................................     11
Distribution of Contracts.....................     15
Financial Statements..........................     15

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  APPENDIX A - MARKET VALUE ADJUSTMENT ("MVA")
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The MVA reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed account option, the greater the impact of changing interest rates. The impact of the MVA can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or switched to the Income Phase by the following factor:


                                          (N/12)
                           [(1+I)/(1+J+L)]       - 1


                  The MVA formula may differ in certain states where:

        I is the interest rate you are earning on the money invested in the fixed account option;


        J is the interest rate then currently available for the period of time equal to the number of years (rounded up to an integer) remaining in the term you initially agreed to leave your money in the fixed account option; and


        N is the number of full months remaining in the term you initially agreed to leave your money in the fixed account option.


        L=0.005, except in PA where L=0 and FL where L=0.0025.


EXAMPLES OF THE MVA

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 (net of the sales charge) and allocated it to the 10-year fixed account option at a rate of 5%;

     (2) You make a partial withdrawal of $4,000 when 1 1/2 years (18 months) remain in the 10-year term you initially agreed to leave your money in the fixed account option (N=18); and

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

We assume no withdrawal charge applies. If a withdrawal charge applies, it is deducted before the MVA. The MVA is assessed on the amount withdrawn less any withdrawal charges.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed account option is 3.5% and the 3-year fixed account option is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%.


                                   (N/12)
The MVA factor is = [(1+I)/(1+J+L)]       - 1 where L=0.005

                                         (18/12)
                  = [(1.05)/(1.04+0.005)]        - 1
                              (1.5)
                  = (1.004785)      - 1
                  = 1.007186 - 1
                  = + 0.007186

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 x (+0.007186) = +$28.74

$28.74 represents the MVA that would be added to your withdrawal.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed account option is 5.5% and the 3-year fixed account option is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%.


                                   (N/12)
The MVA factor is = [(1+I)/(1+J+L)]       - 1 where L=0.005

                                         (18/12)
                  = [(1.05)/(1.06+0.005)]        - 1
                              (1.5)
                  = (0.985915)      - 1
                  = 0.978948 - 1
                  = - 0.021052

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                        $4,000 X (- 0.021052) = -$84.21

$84.21 represents the MVA that will be deducted from the money remaining in the 10-year fixed account option.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           APPENDIX B - PREMIUM TAXES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.


                                                              QUALIFIED    NON-QUALIFIED
                           STATE                              CONTRACT       CONTRACT
========================================================================================
California                                                        .50%          2.35%
----------------------------------------------------------------------------------------
Kentucky                                                            2%             2%
----------------------------------------------------------------------------------------
Maine                                                               0%             2%
----------------------------------------------------------------------------------------
Nevada                                                              0%          3.50%
----------------------------------------------------------------------------------------
South Dakota                                                        0%          1.25%
----------------------------------------------------------------------------------------
West Virginia                                                       1%             1%
----------------------------------------------------------------------------------------
Wyoming                                                             0%             1%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------


   Please forward a copy (without charge) of the Polaris(II) A-Class Variable Annuity Statement of Additional Information to:


              (Please print or type and fill in all information.)

        ------------------------------------------------------------------------
        Name

        ------------------------------------------------------------------------
        Address

        ------------------------------------------------------------------------
        City/State/Zip


Date:  ------------------------------------   Signed:  ---------------------------------------

   Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299
--------------------------------------------------------------------------------

                                     PART II
                                     -------

               Information Not Required in Prospectus





Item 14.       Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.



               SEC registration fee .................... $          5,660
               Printing and engraving ..................           25,000
               Legal fees and expenses .................           10,000
               Rating agency fees ......................            7,500
               Miscellaneous ...........................           10,000
                                                          ---------------
                   Total ............................... $         58,160
                                                           ==============



Item 15.       Indemnification of Directors and Officers.

     Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.


Item 16.       Exhibits and Financial Statement Schedules.


               Exhibit No.          Description
               -----------          -----------
               (1)           Form of Underwriting Agreement*
               (2)           Plan of Acquisition, Reorganization,
                             Arrangement, Liquidation or Succession**
               (3)           (a)    Articles of Incorporation****
                             (b)    By-Laws****
               (5)           Opinion of Counsel re: Legality*** (included on
                             Exhibit 23(b))
               (6)           Opinion re Discount on Capital Shares**
               (7)           Opinion re Liquidation Preference**
               (8)           Opinion re Tax Matters**
               (9)           Voting Trust Agreement**
               (10)          Material Contracts**
               (11)          Statement re Computation of Per Share
                             Earnings**
               (12)          Statement re Computation of Ratios**
               (14)          Material Foreign Patents**
               (15)          Letter re Unaudited Financial Information**
               (16)          Letter re Change in Certifying Accountant**
               (21)          Subsidiaries of Registrant***
               (23)          (a)    Consent of Independent Accountants***
                             (b)    Consent of Attorney***
               (24)          Powers of Attorney****
               (25)          Statement of Eligibility of Trustee**
               (26)          Invitation for Competitive Bids**
               (27)          Financial Data Schedule*
               (28)          Information Reports Furnished to State
                             Insurance Regulatory Authority**
               (29)          Other Exhibits**




                                    *       Filed February 16, 1999,
                                            Pre-Effective Amendment No. 1 to
                                            this Registration Statement
                                    **      Not Applicable
                                    ***     Filed Herewith
                                    ****    Filed October 21, 1998, Initial
                                            Registration Statement to this
                                            Registration Statement

Item 17.       Undertakings.

                The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 27th day of August, 1999.


                             By: ANCHOR NATIONAL LIFE INSURANCE COMPANY



                             By:    /s/ JAY S. WINTROB
                                ---------------------------------------
                                    Jay S. Wintrob
                                    Executive Vice President



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




        SIGNATURE                      TITLE                        DATE
        ---------                      -----                        ----

ELI BROAD*                   President, Chief Executive
----------------               Officer, & Chairman of
Eli Broad                            Board
                           (Principal Executive Officer)


SCOTT L. ROBINSON*           Senior Vice President &
----------------                   Director
Scott L. Robinson         (Principal Financial Officer)


N. SCOTT GILLIS*             Senior Vice President &
----------------                  Controller
N. Scott Gillis           (Principal Accounting Officer)


JAMES R. BELARDI*                   Director
----------------
James R. Belardi


JANA W. GREER*                      Director
----------------
Jana W. Greer


JAY S. WINTROB*                     Director
----------------
Jay S. Wintrob


/s/ SUSAN L. HARRIS                 Director                August 27, 1999
-------------------
Susan L. Harris


PETER McMILLAN*                     Director
----------------
Peter McMillan


JAMES W. ROWAN*                     Director
-----------------
James W. Rowan


  *By:  /s/ SUSAN L. HARRIS         Attorney-in-Fact
        -----------------------
        Susan L. Harris

        Date: August 27, 1999

                                  EXHIBIT INDEX



Number                       Description
------                       -----------
Exhibit 5           Opinion of Counsel re: Legality (included on Exhibit 23(b))

Exhibit 21          Subsidiaries of Registrant

Exhibit 23(a)       Consent of Independent Accountants

Exhibit 23(b)       Consent of Attorney